EXHIBIT 2.2

AMENDMENT NUMBER 1 TO ASSET PURCHASE AGREEMENT

THIS AMENDMENT NUMBER 1 TO ASSET PURCHASE AGREEMENT (this “Amendment”) dated May 4, 2012 is by and between Sigma Designs, Inc., a California corporation (“Purchaser”), and Trident Microsystems, Inc., a Delaware corporation (the “Seller”), and each of its Subsidiaries that owns Purchased Assets (the “Seller Subsidiaries” and, together with the Seller, the “Sellers”).  Purchaser, the Seller, and Seller Subsidiaries are collectively referred to herein as the “Parties” and individually as a “Party”.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Purchase Agreement (defined below).

RECITALS

The Parties have entered into that certain Asset Purchase Agreement dated March 23, 2012 (the “Purchase Agreement”) in connection with the Seller’s case under Chapter 11 of the United States Bankruptcy Code commenced on January 4, 2012 (Case No. 12-10060 (CSS)) in the United States Bankruptcy Court for the District of Delaware and the Parties desire to amend the Purchase Agreement in accordance with this Amendment.

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing recitals, the representations, warranties and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1.
Amendment of Definitions of “Seller Subsidiaries” and “Parties” in the Purchase Agreement.  The definitions of the terms “Seller Subsidiaries” and “Parties” in the Purchase Agreement are each hereby amended to add the following entities: Trident Microsystems (Japan) GK and Trident Microsystems (Korea) Limited.

2.	Schedule 1.1(a). Schedule 1.1(a) of the Disclosure Schedules is hereby amended and restated as set forth in Schedule 1.1(a)(Amendment) attached hereto.

3.	Schedule 1.1(e). Schedule 1.1(e) of the Disclosure Schedules is hereby amended to add the items set forth in Schedule 1.1(e)(Amendment) attached hereto.

4.	Schedule 1.2(d). Schedule 1.2(d) of the Disclosure Schedules is hereby amended and restated as set forth in Schedule 1.2(d)(Amendment) attached hereto.

5.	No Other Amendments. Except for the amendments set forth in this Amendment, the Purchase Agreement remains in full force and effect without any modification or waiver of any provision.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the day, month and year first above written.

SELLER:

TRIDENT MICROSYSTEMS, INC.

By:	/s/ Bamdad Bastani
Name: Bamdad Bastani
Title: Chief Executive Officer

SELLER SUBSIDIARIES:

TRIDENT MICROELECTRONICS, LTD

By:	/s/ Mark S. Chadwick
Name: Mark Sims Chadwick
Title: Director

TRIDENT MICROSYSTEMS (BEIJING) CO., LTD.

By:	/s/ David L. Teichmann
Name: David L. Teichmann
Title: Director

TRIDENT MICROSYSTEMS (EUROPE) B.V

By:	/s/ David L. Teichmann
Name: David L. Teichmann
Title: Director

TRIDENT MICROSYSTEMS (FAR EAST) LTD.

By:	/s/ David L. Teichmann
Name: David L. Teichmann
Title: Secretary and Director

TRIDENT MICROSYSTEMS (TAIWAN) LTD.

By:	/s/ Mark S. Chadwick
Name: Mark Sims Chadwick
Title: Director

TRIDENT MULTIMEDIA TECHNOLOGIES (SHANGHAI) CO., LTD.

By:	/s/ Mark S. Chadwick
Name: Mark Sims Chadwick
Title: Director

TRIDENT MICROSYSTEMS (JAPAN) GK

By:	/s/ Mark S. Chadwick
Name: Mark Sims Chadwick
Title: Director

TRIDENT MICROSYSTEMS (KOREA) LIMITED

By:	/s/ Mark S. Chadwick
Name: Mark Sims Chadwick
Title: Director

PURCHASER:

Sigma Designs, Inc.

By:	/s/ Thinh Q. Tran
Name: Thinh Q. Tran
Title: President and Chief Executive Officer